UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 28, 2006, Digital Realty Trust, Inc. (the “Company”), Digital Realty Trust, L.P. entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. in connection with the offer and sale by the Company of 9,200,000 shares of the Company’s common stock. The shares are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-132980). The offering is scheduled to close on October 4, 2006, subject to specified closing conditions. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 28, 2006, among Digital Realty Trust, Inc., Digital Realty Trust, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills General Counsel and Assistant Secretary

Date: October 4, 2006

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 28, 2006, among Digital Realty Trust, Inc., Digital Realty Trust, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.